INVESTOR RIGHTS AGREEMENT

                  THIS INVESTOR RIGHTS AGREEMENT (this "Agreement") is made as of March 20, 1996, by and between Discovery Laboratories, Inc., a Delaware corporation (the "Company"), and RAQ, LLC, a New York limited liability company (the "Investor").

                                    RECITALS


                  WHEREAS, the Company and the Investor are parties to the Subscription Agreement of even date herewith (the "Subscription Agreement") relating to the purchase by the Investor of the common stock, par value $.001 per share, of the Company (the "Common Stock");

                  WHEREAS, in order to induce the Company to enter into the Subscription Agreement and to induce the Investor to invest funds in the Company pursuant to the Subscription Agreement, the Investor and the Company hereby agree that this Agreement shall govern the rights of the Investor to cause the Company to register the shares of Common Stock issued to the Investor and certain other matters as set forth herein;

                  NOW, THEREFORE, THE PARTIES HEREBY AGREE AS
FOLLOWS:

                  1. Registration Rights. The Company covenants and agrees as follows:

                  1.1 Definitions. For purposes of this Section 1:

                  (a)        The term "Act" means the Securities Act
of 1933, as amended.



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                  (b) The term "Holder" means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 2.2 hereof.

                  (c) The term "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

                  (d) The terms "register", "registered" and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or order of effectiveness of such registration statement or document.

                  (e) The term "Registrable Securities" means (i) any shares of Common Stock held by the Investor, whether, previously acquired owned now or hereafter acquired and (ii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of the shares referenced in (i) above, excluding in all cases any Registrable Securities sold by a person in a transaction in which his rights under this Section 1 are not assigned or are assigned in violation of this Agreement.

                  (f) The number of shares of "Registrable Securities then outstanding" shall be determined by the number of shares of Common Stock outstanding which are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities which are, Registrable Securities.

                  (g) The term "SEC" shall mean the Securities and Exchange Commission.

                  1.2       Request for Registration.

                  (a) If, at any time following the closing date of the Initial Public Offering of the Common Stock of the Company (the "IPO"), the Company shall receive a written request from any Holder of the Registrable Securities requesting that the Company file a registration statement on Form S-3 under the Act covering the registration of the Registrable Securities, provided that the


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


anticipated aggregate offering price, net of underwriting discounts and commissions, will exceed $250,000 (an "S-3 Registration") then, in each case, provided that the Company is eligible to file a registration statement on Form S-3 under the Act, subject to the limitations set forth in this Agreement (including the limitations of subsection 1.2(b)), (x) within twenty (20) days of the receipt thereof, give written notice of such request to all Holders (the "Notice of Request for Registration") and (y) as soon as practicable, use its best efforts to effect such registration under the Act covering all Registrable Securities which the Holders request to be registered by notice to the Company within twenty (20) days of the mailing of the Notice of Request for Registration by the Company in accordance with this subsection 1.2(a) and Section 2.6.

                  (b) If the Holders initiating the registration request hereunder ("Initiating Holders") intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as part of their request made pursuant to subsection 1.2(a) and the Company shall include such information in the written notice referred to in subsection 1.2(a). The underwriter will be selected by the Initiating Holders. In such event, the right of any Holder to include his Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in subsection 1.4(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this
Section 1.2 to the contrary, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all Holders thereof, including

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

the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company owned by each Holder or, in the event holders of other securities of the Company request inclusion in such registration, pro rata as to all holders of securities of the Company requesting inclusion in such registration.

                  (c) Notwithstanding the foregoing, the Company shall not be obligated to effect any registration pursuant to this Section 1.2 if at the time of any request to register Registrable Securities pursuant to this Section 1.2, the Company is engaged, or has fixed plans to engage within ninety (90) days of the time of the request, in a registered public offering or is engaged, or has fixed plans to engage within ninety (90) days of time of the request, in any other activity that, in the good faith determination of the Board of Directors of the Company, would be adversely affected by the requested registration to the material detriment of the Company, then the Company may at its option direct that such request be delayed for a period not in excess of one hundred twenty
(120) days from the effective date of such offering, or the date of commencement of such other material activity, as the case may be, such rights to delay a request to be exercised by the Company not more than once in any twelve month period.

                  (d) In addition, the Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 1.2:

                           (i) in the case of an S-3 Registration, during a
                               calendar year in which the Company has effected two S-3 Registrations in such year and each registration has been declared or ordered effective; or

                           (ii) within one hundred and twenty (120) days after
                               the effective date of any registration statement effected by the Company whether for its own account or for the account of others.

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

                        1.3 "Piggy-back" Registration Rights. If (but without any obligation to do so), at any time after the IPO, the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its stock or other equity securities under the Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company stock plan, a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities which are also being registered), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within ten
(10) days after mailing of such notice by the Company in accordance with Section 2.6, the Company shall, subject to the limitations set forth in this Agreement (including the limitations of Section 1.2(b) and the provisions of Section 1.8), include in the Company's registration statement under the Act all of the Registrable Securities that each such Holder has requested to be registered; provided, however, that nothing in this Section 1.3 shall prevent the Company from at any time abandoning or delaying any such registration without obligation to any Holder.

                        1.4 Obligations of the Company. Whenever required under this Section 1 to effect the registration of any Registrable Securities or to include Registrable Securities in a Company registration statement, the Company shall, as expeditiously as reasonably possible:

                        (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its reasonable best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty (120) days or until the distribution contemplated in the Registration Statement has been completed; provided, however, that such 120-day period shall be extended for a period of time equal to the

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

period the Holder refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of the Company, and provided further that if applicable rules under the Act governing the obligation to file a post-effective amendment permits, in lieu of filing a post-effective amendment which (x) includes any prospectus required by Section 10(a)(3) of the Act or (y) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the Company may incorporate by reference information required to be included in (x) and (y) above to the extent such information is contained in periodic reports filed pursuant to Section 13 or 15(d) of the 1934 Act in the registration statement.

                  (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

                  (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

                  (d) Use its reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Act.

                  (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each

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

Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

                  (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

                  (g) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed.

                  (h) Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

                  1.5  Furnish Information.

                  (a) It shall be a condition precedent to the obligation of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding the Holder, the Registrable Securities held by the Holder, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities.

                  (b) The Company shall have no obligation with respect to any registration requested pursuant to Section 1.2 if, due to the operation of subsection 1.5(a), the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company's

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

obligation to initiate such registration as specified in subsection 1.2(a).

                  1.6 Expenses of S-3 Registrations. All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Section 1.2, including (without limitation) all registration, filing and qualification fees, printers' and accounting fees and fees and disbursements of counsel for the Company shall be borne by the Company; provided, however, that the Company shall not bear the cost of any professional fees or costs of accounting, financial or legal advisors to any of the Holders; provided, further, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 1.2 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered in which case all Participating Holders shall bear such expenses), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one S-3 Registration, as the case may be, pursuant to Section
1.2. Notwithstanding the foregoing, each Holder shall pay all registration expenses which such Holder is required to pay under applicable law.

                  1.7 Expenses of Company Registration. The Company shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to Section 1.3 for each Holder, including (without limitation) all registration, filing, and qualification fees, printers and accounting fees relating or apportionable thereto, but excluding underwriting discounts and commissions relating to Registrable Securities; provided, however, that the Company shall not bear the cost of any professional fees or costs of accounting, financial or legal advisors to any of the Holders. Notwithstanding the foregoing, each Holder shall pay all registration expenses which such Holder is required to pay under applicable law.

                  1.8 Underwriting Requirements. In connection with any offering involving an underwriting of shares of the Company's capital stock, the Company shall not be required under Section 1.3 to include any of the

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

Holders' securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling stockholders according to the total amount of securities entitled to be included therein owned by each selling stockholder or in such other proportions as shall mutually be agreed to by such selling stockholders). For purposes of the preceding parenthetical concerning apportionment, for any selling stockholder that is a holder of Registrable Securities and that is a partnership or corporation, the partners, retired partners and stockholders of such holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "selling stockholder", and any pro-rata reduction with respect to such "selling stockholder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "selling stockholder", as defined in this sentence.

                         1.9 Delay of Registration. No Holder shall have any
right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

                         1.10 Indemnification. In the event any Registrable
Securities are included in a registration statement under this Section 1:

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                  (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the 1934 Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Act, or the 1934 Act, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, or any rule or regulation promulgated under the Act, or the 1934 Act, and the Company will pay to each such Holder, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.10(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.

                  (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, any underwriter, any other Holder selling securities in such registration statement and any controlling

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person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, or the 1934 Act, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 1.10(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.10(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, that, in no event shall any indemnity under this subsection 1.10(b) exceed the gross proceeds from the offering received by such Holder.

                  (c) Promptly after receipt by an indemnified party under this
Section 1.10 of notice of the commencement of any action (including any governmental action), such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.10, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly notified, to assume the defense thereof with counsel selected by the indemnifying party and approved by the indemnified party (whose approval shall not be unreasonably withheld); provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and


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any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.10, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.10.

                  (d) If the indemnification provided for in this Section 1.10 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

                  (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

                  (f) The obligations of the Company and Holders under this
Section 1.10 shall survive the completion of any offering of Registrable Securities in a

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registration statement under this Section 1, and otherwise.

                        1.11 Reports Under Securities Exchange Act of 1934. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

                  (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after ninety (90) days after the effective date of the registration statement filed in connection with an IPO by the Company;

                  (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and

                  (c) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the registration statement filed by the Company in connection with an IPO), the Act and the 1934 Act (at any time after it has become subject to such reporting requirements),
(ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

                        1.12 Lock-Up Provision. In connection with the IPO, the Investor hereby agrees to be subject to a lock-up for 365 days following the IPO. In connection with any subsequent public offering of the Company's securities, the Investor hereby agrees to be subject to a lock-up for 60 days or such longer period following such public offering as required by the underwriter or underwriters of such public offering. During such periods, the Investor agrees not to directly or indirectly sell, offer to sell, contract to sell (including,

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without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by it at any time during such period except Common Stock included in such registration without the prior written consent of such underwriter or underwriters. This Section 1.12 shall be binding upon any transferee of the Securities.


                  In order to enforce the foregoing covenant, the Company may impose stock-transfer instructions with respect to the Registrable Securities of each Investor (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

                  Notwithstanding the foregoing, the obligation described in this Section 1.12 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms which may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-4 or similar forms which may be promulgated in the future.

                        1.13 Termination of Registration Rights. In addition, the right of any Holder to request registration pursuant to Section 1.2 or inclusion in any registration pursuant to Section 1.3 shall terminate on the closing of the IPO if all shares of Registrable Securities held or entitled to be held upon conversion by such Holder may immediately be sold under Rule 144 or Rule 701 during any 90-day period, or on such date after the IPO as all shares of Registrable Securities held or entitled to be held upon conversion by such Holder may immediately be sold under Rule 144 or Rule 701 during any 90-day period; provided, however, that the provisions of this Section 1.13 shall not apply to any Holder who owns more than two percent (2%) of the Company's outstanding stock until such time as such Holder owns less than two percent (2%) of the outstanding stock of the Company.


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                        2. Miscellaneous.

                        2.1 Successors and Assigns. Except as otherwise provided in section 2.2 below and elsewhere herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of Registrable Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

                        2.2 Transfer of Rights.

                            (a) The rights granted to the Investor pursuant to
Section 1 may not be transferred or assigned, except that such rights are assignable to anyone who acquires at least such number of shares of Common Stock as equals the lesser of (i) eighty percent (80%) of the aggregate number of shares of Common Stock held by such Holder and (ii) 50,000 shares of Common Stock; provided, however, that the Company is given written notice by the transferee at the time of any such permitted transfer stating the name and address of the transferee and identifying the shares of Common Stock with respect to which such rights are being assigned.

                            (b) Notwithstanding anything to the contrary herein,
if the Investor is a partnership, it may transfer rights granted pursuant to
Section 1 to any of its partners to whom shares of Common Stock are transferred. In the event of such transfer, such partner shall be deemed to be the Holder of such shares of Common Stock and may, subject to paragraph (a) above, again transfer such right to any other person or entity which acquired such shares from such partner.

                  2.3 Governing Law. This Agreement shall be governed by and construed under the laws of the State of New York as applied to agreements among Delaware residents entered into and to be performed entirely within New York without regard to principles of conflicts of law.

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

                  2.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  2.5 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

                  2.6 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified, upon confirmed delivery by a recognized courier or messenger service or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties.

                  2.7 Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

                  2.8 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of a majority of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Registrable Securities then outstanding, each future holder of all such Registrable Securities, and the Company.

                  2.9 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and
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

shall be enforceable in accordance with its terms. The parties hereto shall endeavor to replace any such unenforceable provision or provisions with a valid and enforceable provision or provisions which shall have substantially the same economic effect as the unenforceable provision or provisions.

                  2.10 Aggregation of Stock. All shares of Registrable Securities held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

                  2.11 Entire Agreement; Amendment; Waiver. This Agreement (including the Exhibits hereto, if any) constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

                                       17

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                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                           DISCOVERY LABORATORIES, INC.



                              By: (signature of Steve H. Kanzer appears here) Steve H. Kanzer
                                     Chairman
                                     Discovery Laboratories, Inc.
                                     375 Park Avenue, Suite 1501
                                     New York, NY  10152


                     INVESTOR:

                                     RAQ, LLC


                              By:
                                     Lindsay A. Rosenwald, M.D., President
                                     375 Park Avenue, Suite 1501
                                     New York, NY 10152




                                       18

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